UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 25, 2006

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On August 25, 2006, the Compensation and Benefits Committee ("CBC") of the Board of Directors of Electronic Data Systems Corporation ("EDS") approved an award of 300,000 deferred stock units ("DSUs") to Executive Vice President and Chief Operating Officer Ronald A. Rittenmeyer to be granted on September 1, 2006.  The award, in the form of additional discretionary credits issued under the EDS Executive Deferral Plan, is comprised of an award of 150,000 time-vesting DSUs and a target award of 150,000 performance-vesting DSUs.  Subject to earlier vesting under the circumstances described below, the DSUs will vest on September 1, 2009.  The number of performance-vesting DSUs that could be earned will range from zero to 200% of the target number of performance-vesting DSUs awarded based on EDS' performance as measured by productivity yield and organic revenue growth.  The earned and vested portion of the DSU award will be distributed in shares of EDS common stock on the later to occur of (i) January 31 in the year following the date of his separation from EDS or (ii) the first day of the month following six completed calendar months after the date of such separation.

 If prior to the scheduled vesting of this award (i) Mr. Rittenmeyer is involuntarily terminated by EDS (other than for cause), (ii) he voluntarily terminates his employment for "good reason" (defined as his no longer serving in the role of Chief Operating Officer, his being required to move office locations, or a reduction in his annual base salary or target bonus), or (iii) he voluntarily terminates employment for any reason on or after the six-month anniversary of the commencement of employment of a new Chief Executive Officer of EDS other than Mr. Rittenmeyer, the DSUs will vest immediately and will be distributed as described above. If Mr. Rittenmeyer is involuntarily terminated for cause or voluntarily terminates his employment for any reason other than good reason prior to the six-month anniversary of the commencement of employment of a new Chief Executive Officer of EDS, any unvested DSUs will be forfeited.  In the event of his death or total disability, a pro rata portion (determined based on the months of service completed during the vesting period, but not less than 50%) of the DSUs will vest immediately and will be distributed in the next calendar month in the case of death or the first day of the month following six completed calendar months from the date of separation in the case of total disability.

The foregoing description of the DSUs to be awarded to Mr. Rittenmeyer does not purport to be complete. For an understanding of the terms and provisions of such awards, reference should be made to the forms of Deferred Stock Unit Award Agreement and Performance Deferred Stock Unit Award Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and the EDS Executive Deferral Plan filed as Exhibit 10.4 to EDS' Annual Report on Form 10-K for the year ended December 31, 2005.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(c)          The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit 10.1	Form of Deferred Stock Unit Award Agreement between Electronic Data Systems Corporation and Ronald A. Rittenmeyer.
Exhibit 10.2	Form of Performance Deferred Stock Unit Award Agreement between Electronic Data Systems Corporation and Ronald A. Rittenmeyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

August 31, 2006                                                                                                      By:    /S/ STORROW M. GORDON

                                                                                                                                             Storrow M. Gordon

                                                                                                                                             Executive Vice President and Secretary

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